                                                                    Exhibit 21.1


                              LIST OF SUBSIDIARIES
                                       OF
                      ASSOCIATED ESTATES REALTY CORPORATION
                      -------------------------------------



                                                                 State of
                      Subsidiary                               Incorporation
----------------------------------------------------------     -------------

AERC of Indiana, LLC                                              Indiana
Aspen Lakes - AERC, Inc.                                         Michigan
Associated Estates Realty Corporation of Pennsylvania, Inc.        Ohio
Cloisters Apartments, Inc.                                         Ohio
Country Place, Inc.                                              Michigan
Ellet Apartments, Inc.                                             Ohio
Gables Indiana, Inc.                                               Ohio
Gates Mills III Apartments, Inc.                                   Ohio
Gates Mills Club Housing, Inc.                                     Ohio
Hillwood I Apartments, Inc.                                        Ohio
Jennings Commons Apartments, Inc.                                  Ohio
Kensington Apartments, Inc.                                        Ohio
PatCon, Inc.                                                       Ohio
Puritas Place Apartments, Inc.                                     Ohio
Rainbow Terrace Apartments, Inc.                                   Ohio
Riverview Towers Apartments, Inc.                                  Ohio
Shaker Park Gardens II, Inc.                                       Ohio
Somerset West Apartments, Inc.                                     Ohio
State Road Apartments, Inc.                                        Ohio
Statesman II Apartments, Inc.                                      Ohio
Sutliff Apartments, Inc.                                           Ohio
Tallmadge Acres Apartments, Inc.                                   Ohio
The Oaks at the Woods Company, Inc.                                Ohio
Treetop Village, Inc.                                              Ohio
Twinsburg Apartments, Inc.                                         Ohio
Village Tower Apartments, Inc.                                     Ohio
West High Apartments, Inc.                                         Ohio